99.1


                  Susan B. Railey
                  For shareholders and securities brokers
                  (301) 255-4740
                  James T. Pastore
                  For news media
                  (202) 546-6451                     FOR IMMEDIATE RELEASE


        CRIIMI MAE Announces Results of 2005 Annual Shareholders' Meeting

     ROCKVILLE, MD, October 19, 2005 - Shareholders at yesterday's annual meeting of CRIIMI MAE Inc. (NYSE:CMM) approved the re-election to the Board of Directors of Barry S. Blattman, Joshua B. Gillon and Bruce K. Robertson to serve until the 2008 annual shareholders' meeting and until their respective successors are elected and qualified. The shareholders also ratified the appointment of Ernst & Young LLP as the Company's independent registered public accountants for the year ending December 31, 2005.

     An audio replay of the meeting will be available through October 25, 2005 at 1-888-286-8010, passcode 68288840.

     For further information on the Company, shareholders and securities brokers should contact CRIIMI MAE at (301) 255-4700, e-mail shareholder@criimimaeinc.com, and news media should contact James Pastore, Pastore Communications Group LLC, at (202) 546-6451, e-mail pastore@ix.netcom.com

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